Exhibit 99.2

USG Files Investor Presentation and Sends Letter to Stockholders

-	Reiterates Board’s Willingness to Consider Any Opportunity to Maximize Value for ALL Stockholders, Including a Sale of the Company

-	Refutes Knauf’s Misleading Statements About Their Proposal, Their Interactions with Our Board and USG’s Prospects

-	Reinforces View That Knauf’s Opportunistically Timed Proposal Does Not Reflect Intrinsic Value of USG

-	Urges Stockholders to Vote FOR USG’s Director Nominees

CHICAGO, April 26, 2018 — USG Corporation (NYSE: USG) today filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”) in connection with Gebr. Knauf KG (“Knauf”)’s “vote no” campaign, and issued a letter to stockholders urging them to send a strong message to Knauf that they support USG’s Board by voting the WHITE proxy card “FOR” the election of USG’s highly qualified independent directors ahead of the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 9, 2018.

The full text of the letter follows:

Dear Fellow Stockholder,

Knauf, which is one of your fellow stockholders and is also a competitor to USG, has launched a campaign to encourage you to vote against USG’s Board nominees. Knauf is doing this in support of its $42 per share proposal to acquire USG, which the Board believes significantly undervalues YOUR company. Knauf has a vested interest in acquiring your company at the lowest possible price and, instead of making a proposal that fairly values USG, it is trying to get you to pressure the USG Board into accepting its opportunistic proposal.

KNAUF SHOULD PAY SUBSTANTIALLY MORE FOR USG

A VOTE “FOR” USG’S NOMINEES HELPS THE BOARD IN ITS ENGAGEMENT WITH KNAUF

We Urge You to Vote “FOR” USG’s Nominees on the WHITE Card to Get the Full Value of Your Investment

Your Board is committed to acting in your best interests. As we have said repeatedly, we are fully open to considering any opportunity to maximize stockholder value, including a sale of the Company. If Knauf, or any other bidder, makes a proposal that reflects USG’s intrinsic value, we are prepared to enter into an appropriate confidentiality agreement and engage in more detailed conversations. Unfortunately, despite repeated interactions and continued engagement with USG and our advisors, Knauf has refused to submit such a proposal. Instead, they are pursuing their “vote no” campaign in an attempt to undermine YOUR Board’s ability to negotiate to maximize value for ALL stockholders. We urge stockholders to support the Board’s ability to maximize value by voting for our nominees.

KNAUF’S PROPOSAL IS OPPORTUNISTICALLY TIMED AND DOES NOT REPRESENT THE SIGNIFICANT VALUE OF USG TO KNAUF’S OWNERS

We believe Knauf’s proposal is far from “full and fair” as it fails to reflect the following:

•	The intrinsic value of USG – We believe Knauf’s proposal is an opportunistically timed attempt to acquire USG, because it:

○	Ignores the significant benefits that have yet to be realized from our substantial transformation, the investments we have made to improve operations and the strategy that we are deploying to drive growth in revenue, margins, free cash flow and profitability – all of which we believe will deliver greater value than Knauf’s proposal.

○	Takes advantage of short-term weakness in USG’s stock, due to our previously disclosed expectation for Q1 2018 and the impact of near-term investments on margins.

○	Ignores the material and positive impact of tax reform announced after their first proposal.

○	Reflects an insufficient premium for control of the North American industry leader.

•	The significant value of USG to Knauf – This would be an industry-defining transaction with significant strategic and financial benefits to Knauf, including technology, intellectual property, brand and geography, plus significant synergy potential. We believe Knauf has substantial financial resources available to support a proposal which reflects USG’s intrinsic value.

KNAUF IS TRYING TO MISLEAD STOCKHOLDERS ABOUT USG, ITS STRENGTHS AND THE INDUSTRY’S FUTURE, BUT IF THEY TRULY BELIEVE THIS, WHY ARE THEY TRYING TO ACQUIRE THE COMPANY?

Instead of making a truly “full and fair” proposal that adequately reflects true value, Knauf is instead hoping to acquire your shares for less than their full value by misleading you about our strong business and prospects.

USG is a transformed company – Knauf is trying to focus you on decade-old historical USG performance, which is largely irrelevant to where the Company is positioned today. We believe our Board and management team have completely transformed USG, most significantly in the last two years, resulting in drastically improved profitability, portfolio, cost position and capital structure. USG is now a pure manufacturer with an enhanced portfolio and greater exposure to the highest growth construction markets in the world. YOU OWN the industry’s CROWN JEWEL and it does not make sense to sell below intrinsic value.

Industry cyclicality is in our favor – We continue to believe significant industry upside remains in residential and non-residential starts and repair and remodel activity, with 2017 residential annual starts 20% below the long-term mean, 2017 non-residential starts 14% below the long-term mean and R&R activity 18% below the long-term mean. Our transformation, including the sale of our distribution business L&W, expansion into Asia, Australasia and the Middle East, and reduction of debt, has dampened out our cyclicality, as demonstrated by the fact that our 2017 Adjusted Operating Margin was 2x greater than in 2007, despite 11% lower housing starts. In addition, the initiatives underway will drive meaningful value regardless of where we are in the cycle.

USG’s strategic plan positions the Company to drive meaningful financial and operational improvements – USG has a clear strategic plan to drive adjusted operating profit margin expansion of 350bps+ across our U.S. segments by 2020 through advanced manufacturing, growing market demand, new product launches, the implementation of pricing analytics and other cost reduction initiatives. In particular, our advanced manufacturing initiative is expected to generate $100M of run-rate EBITDA by 2020. If Knauf wants to acquire USG it should pay YOU, our stockholders, for this significant upside potential rather than retaining that benefit for themselves.

Future capital investment can be funded from cash – Knauf is attempting to scare USG stockholders by claiming we will have to make significant capital investments, but in fact significant investments have already been and are being made. We have invested nearly $600M over the last five years, and our capex is fully funded in our business plan, including base spending, growth initiatives and advanced manufacturing. We expect to generate more than enough cash to fund capex needs in the coming years while also retaining the ability to return capital to stockholders.

Market is supportive of USG’s strategy – We believe the market understands and is supportive of USG’s strategy to drive growth in revenue, margins, free cash flow and profitability. The day after our Investor Day on March 8, 2018, our stock price was up over 3%, while our peers were up ~1%. In addition, USG’s Total Shareholder Returns are up 33%1 since our sale of L&W and the appointment of Jennifer Scanlon as CEO 18 months ago, demonstrating the market’s buy-in to our strategy to deliver long-term stockholder value.

USG’s governance provisions have been in place for decades and pre-date Knauf’s investment in USG – Our investors, including Knauf, have never raised our NOL rights plan as an issue until the current “vote no” campaign by Knauf. In fact, our NOL rights plan was overwhelmingly approved by our stockholders in 2016 – including Knauf and Berkshire Hathaway. The other governance provisions that Knauf is now objecting to were in place when Knauf invested in us in 2000. Considering USG’s atypical ownership profile with two large holders owning over 40% of our stock, our governance provisions help protect the unaffiliated stockholders and give the Board the ability to act in the best interests of all our stockholders.

WE BELIEVE ANALYSTS AND MEDIA AGREE WITH USG’S VIEW

ANALYST COMMENTARY	MEDIA COMMENTARY
“Progress could unlock considerable value, with a possible pathway into the $50s over the next few years.” — Baird, 8-Mar-2018

“It’s rare for investors who follow the Sage of Omaha’s stock-picking to find themselves in a situation where his interests might differ from their own – in part because he tends not to engage with hostile bids. If the USG case encourages them to think for themselves, that may not be a bad thing.”

— Reuters BreakingViews, 23-Apr-2018

“a range of $46-$52/sh is a fair representation of the intrinsic value” — Northcoast, 26-Mar-2018	“USG should engage, not cave in, encouraging Knauf to bid higher. Mr. Buffett inspires other investors. But his interests and theirs are not always symmetrical.” — Financial Times, Lex, 16-Apr-2018
“[Knauf] has more than enough dry powder to raise its offer for USG in the $45 - 52 / share range.” — Jefferies, 10-Apr-2018	“USG is a very good company, and I think it’s undervalued.” — Jim Cramer, CNBC, 10-Apr-2018
“We believe Knauf was opportunistic with its bid…. We anticipate that a bid in the high-$40s to low-$50s could satisfy the company’s Board of Directors.” — Barclays, 27-Mar-2018

•  “One can see how the timing of Knauf’s offer may feel opportunistic.”

•  “[since the appointment of Jennifer Scanlon as CEO] USG’s stock began to stage a recovery, effectively making its valuation cheaper for bidders such as Knauf.”

•  “But Buffett’s support for the Knauf proposal isn’t necessarily a good gauge for other USG shareholders.”

•  “Knauf is valuing USG at about 11 times analysts’ estimated Ebitda for this year, which is well below the average multiple for U.S. deals of this size during the past five years, as takeover valuations have been on the rise. That’s where USG has a point.”

— Bloomberg Gadfly, 10-Apr-2018

[1]	Source: FactSet. TSR as of unaffected date of March 23, 2018, up 33.1% from October 31, 2016.

VOTE THE WHITE PROXY CARD TO VOTE “FOR” THE ELECTION OF USG’S STRONG BOARD NOMINEES TODAY

We are willing to consider any serious proposal, but thus far, Knauf’s proposals have been opportunistically timed and substantially undervalue USG. Voting against the Board undermines our ability to create more value for YOU.

Your vote is extremely important. We strongly urge you to protect the Board’s ability to maximize stockholder value by voting “FOR” on the white card today.

We want to thank you for your ongoing support. We look forward to continued engagement with you as we work to deliver substantial additional stockholder value.

Sincerely,

The USG Board of Directors

Jose Armario	Gretchen R. Haggerty	Richard P. Lavin
Thomas A. Burke	William H. Hernandez	Steven F. Leer
Matthew Carter, Jr.	Brian A. Kenney	Jennifer F. Scanlon

For more information, please see the Company’s investor presentation filed today with the SEC, which can be found on USG’s investor relations webpage.

Cautionary Note Regarding Forward-Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, statements regarding the indication of interest made by Knauf and uncertainties regarding future actions that may be taken by Knauf in furtherance of such interest, statements with respect to our expectations regarding the future impact of our strategic initiatives and future value upside, industry upside, margin expansion, growing market demand, cost reduction initiatives, advanced manufacturing returns, and generation of cash to fund capex needs and return capital to stockholders,. In some cases, forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “may,” “will be,” “will continue,” “will likely result” and similar expressions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability, liquidity and future value. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including future actions that may be taken by Knauf in furtherance of its unsolicited proposal, economic conditions, such as employment levels, the availability of skilled labor, household formation, home ownership rate, new and existing home price trends, availability of mortgage financing, interest rates, deductibility of mortgage interest and real estate taxes, consumer confidence, job growth and discretionary business investment; competitive conditions and our ability to maintain or achieve price increases; the loss of one or more major customers, including L&W, and the increasing number of our customers with significant buying power; increased costs, or decreased availability, of key raw materials, energy or transportation; unexpected operational difficulties or catastrophic events at our facilities; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; compliance with environmental and safety regulations or product safety concerns; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; significant changes in factors and assumptions used to measure our defined benefit plan obligations; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; our ability to pursue strategic opportunities without increasing our debt and leverage ratio; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. Information describing other risks and uncertainties affecting USG that could cause actual results to differ materially from those in forward-looking statements may be found in our filings with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” in our most recent Annual Report on Form 10-K.

Important Additional Information and Where to Find It

In connection with USG’s 2018 Annual Meeting of Stockholders, USG has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents, including a WHITE proxy card. The Company, its directors, director nominees and certain of its officers and other employees will be considered participants in the solicitation of proxies from stockholders in respect of the 2018 Annual Meeting. Information regarding the names of the Company’s directors, director nominees, and the certain officers and other employees who are considered participants, and their respective interests in the Company by security holdings or otherwise, is set forth in USG’s definitive proxy statement, dated March 29, 2018, for its 2018 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A, as well as in USG’s proxy supplement, dated April 20, 2018, as filed with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE

COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD. Investors and other interested parties may obtain the documents free of charge at the SEC’s website, www.sec.gov, or from USG at its website, www.usg.com, or through a request in writing sent to USG at 550 West Adams Street, Chicago, Illinois 60661-3676, attention: Corporate Secretary.

About USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its Gypsum, Performance Materials, Ceilings, and USG Boral divisions. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

USG Corporation

Media:

Sard Verbinnen & Co: Jim Barron/Pam Greene 212-687-8080

USG Corporation: Kathleen Prause 312-436-6607, KPrause@usg.com

Investors:

USG Corporation: Bill Madsen, 312-436-5349, investorrelations@usg.com

You may use one of the following simple methods to promptly provide your voting instructions:

Vote by Internet – Go to the website www.proxyvote.com. Have your 16-digit control number listed on the voting instruction form ready and follow the online instructions. The 16-digit control number is located in the rectangular box on the right side of your voting instruction form.

Vote by Telephone – Call toll-free (800) 690-6903. Have your 16-digit control number listed on the voting instruction form ready and follow the simple instructions.

Vote “WHITE” Proxy Card by Mail – Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of USG Corporation’s proxy materials,

please contact D.F. King & Co, Inc. (“D.F. King”) at the phone numbers listed below.

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (866) 745-0273

Email: usg@dfking.com